Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Anheuser-Busch InBev SA/NV of our report dated 8 March 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Anheuser-Busch InBev SA/NV’s Annual Report on Form 20-F for the year ended 31 December 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Diegem, Belgium, 13 March 2024

PwC Bedrijfsrevisoren BV / Reviseurs d’Entreprises SRL

Represented by

/s/ Koen Hens

Koen Hens

Statutory Auditor